As filed with the Securities and Exchange Commission on October 22, 1999

                                                        Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                GARDEN.COM, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                   Delaware                        74-2765381
               ----------------                 ------------------
          (State of Incorporation)          (I.R.S. Employer I.D. No.)

                      3301 Steck Avenue
                         Austin, Texas                   78757
                 ----------------------------          --------
          (Address of Principal Executive Offices)     (Zip Code)

                                GARDEN.COM, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                       ----------------------------------
                            (Full title of the plan)

                              Clifford A. Sharples
                      President and Chief Executive Officer
                                Garden.com, Inc.
                                3301 Stark Avenue
                               Austin, Texas 78757
                               -------------------
                     (Name and address of agent for service)

                                   512-532-4000
                                -----------------
                     (Telephone number, including area code
                              of agent for service)
                                -----------------


                         CALCULATION OF REGISTRATION FEE


                                           Proposed Maximum    Proposed Maximum
Title of Securities       Amount to be       Offering Price       Aggregate         Amount of
to be Registered           Registered          Per Share       Offering Price   Registration Fee
----------------------  -----------------  ------------------  ---------------  -----------------
Common Stock, $.01 par
value per share. . . .        400,000 (1)  $        13.44 (2)  $     5,376,000  $           1,495
----------------------  -----------------  ------------------  ---------------  -----------------

(1)     This  Registration  Statement  also  covers  any  additional shares of Common Stock which become  issuable  under  the Garden.com, Inc. 1996 Stock Option/Stock Insurance Plan by reason of any  stock  dividend, stock split, recapitalization or other similar transaction effected without the  Registrant's  receipt  of  consideration  which  results in an increase in the number of the outstanding  shares  of  the  Registrant's  Common  Stock.
(2)     For  the purpose of computing the registration fee, the Registrant has used $13.44 as the average  of  the  high  and low prices of the Common Stock as reported on October 20, 1999 on the
Nasdaq National Market for the offering price per share, in accordance with Rule 457(h).

                      PART II - INFORMATION REQUIRED IN THE
                      -------------------------------------
                             REGISTRATION STATEMENT
                             ----------------------


Item  3.     Incorporation  of  Documents  by  Reference.
--------------------------------------------------------

          Garden.com, Inc. (the "Registrant") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

               (a) The Registrant's Registration Statement on Form S-1 (Registration No. 333-79487).

               (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement No. 333-79487.

               (c) All other reports filed pursuant to sections 13(a) or 15(d) of the Exchange Act since June 30, 1999.

               (d) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities.
             ---------------------------

     Not  applicable.

Item  5.     Interests  of  Named  Experts  and  Counsel.
             -------------------------------------------

     Not  applicable.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     Set forth below is a description of certain provisions of the Registrant's Restated Certificate of Incorporation, the Registrant's Amended and Restated By-Laws and the Delaware General Corporation Law. This description is qualified in its entirety by reference to the Restated Certificate of Incorporation, the Amended and Restated By-Laws and the DGCL.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VII of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Amended and Restated By-Laws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Amended and Restated By-Laws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The Delaware law permits and Article VI of the Amended and Restated By-Laws authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Registrant would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the Delaware law, the Restated Certificate of Incorporation or the Amended and Restated By-Laws.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item  7.     Exemption  from  Registration  Claimed.
             --------------------------------------

     Not  applicable.

Item  8.     Exhibits.
             --------

4     Reference  is  made  to  the  exhibits  to  the  Registrant's Registration
Statement No. 000-26265 on Form 8-A, which are incorporated herein by reference.
5       Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach,  s.c.  as
to  the  legality  of  the  stock  being  registered.
23.1    Consent  of  Ernst  &  Young  LLP.
23.2 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in its opinion filed as Exhibit 5 hereto).
24      Power  of  Attorney  (included  on  the  signature  page  hereto).
99.1    Garden.com,  Inc.  1999  Employee  Stock  Purchase  Plan.

Item  9.     Undertakings.
             ------------

          1.     The  undersigned  Registrant  hereby  undertakes  as  follows:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on October 22, 1999.

                              GARDEN.COM,  INC.

                              BY  /s/  Clifford  A.  Sharples
                                -----------------------------
                                Clifford  A.  Sharples,  President  and
                                Chief  Executive  Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Clifford A. Sharples and Jana D. Wilson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or share might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  Signature                              Title                       Date
------------------------  -----------------------------------  ----------------
/s/ Clifford A. Sharples  President, Chief Executive Officer   October 22, 1999
------------------------
Clifford A. Sharples      (Principal Executive Officer) and
      Director

/s/ Steven J. Dietz       Director                             October 22, 1999
------------------------
Steven J. Dietz

/s/ Gerald R. Gallagher   Director                             October 22, 1999
------------------------
Gerald R. Gallagher

/s/ James N. O'Neill      Director                             October 22, 1999
------------------------
James N. O'Neill

/s/ Lisa W.A. Sharples    Director                             October 22, 1999
------------------------
Lisa W.A. Sharples

/s/ Douglas R. Stern      Director                             October 22, 1999
------------------------
Douglas R. Stern

/s/ John D. Thornton      Director                             October 22, 1999
------------------------
John D. Thornton

/s/ Jana D. Wilson        Chief Financial Officer (Principal   October 22, 1999
------------------------
Jana D. Wilson            Financial and Accounting Officer)




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